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                                                                    Exhibit 23.1



                    Consent of Independent Public Accountants


         As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of Amendment No. 3 to this Registration Statement (Registration No. 333-78479) and related Proxy Statement/Prospectus of Liberty Self-Stor, Inc.



                                                         /s/ Arthur Andersen LLP

Cleveland, Ohio

September 15, 1999